UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio		43230
(Address of principal executive offices)		(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Express, Inc. (the “Company”) appointed Ms. Mylle H. Mangum as a Class II director of the Company on August 2, 2010. Ms. Mangum was also appointed to each of the Audit Committee of the Board of Directors (the “Audit Committee”) and the Compensation and Governance Committee of the Board of Directors (the “Compensation and Governance Committee”) to fill the vacancies on the committees resulting from the resignations of Ms. Jennie W. Wilson and Mr. Timothy J. Faber, respectively, from both the Board of Directors and their respective committees.

Mr. Faber and Ms. Wilson resigned from the Board of Directors and the committees of the Board of Directors on which they served on August 2, 2010. Mr. Faber was a Class II director and member of the Compensation and Governance Committee and Ms. Wilson was a Class I director and member of the Audit Committee. The resignations of Mr. Faber and Ms. Wilson are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

There are no arrangements or understandings between Ms. Mangum and any other person pursuant to which she was selected to serve on the Board of Directors, and there are no relationships between Ms. Mangum and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Mangum will be entitled to the Company’s standard non-employee director cash and equity compensation arrangements as described in the letter agreement between the Company and Ms. Mangum which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. In addition, Ms. Mangum and the Company have entered into the Company’s standard indemnification agreement for directors, which has been filed as an exhibit to the Company’s registration statement on Form S-1, as amended (File No. 333-164906).

A copy of the Company’s press release announcing the appointment of Ms. Mangum to the Board of Directors and resignations of Mr. Faber and Ms. Wilson is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated as of August 2, 2010, between Mylle H. Mangum and Express, Inc.

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.22 to the Company’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on April 30, 2010 (File No. 333-164906)).

99.1	Press Release issued August 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPRESS, INC.

	By:	/s/ Matthew C. Moellering
Matthew C. Moellering
August 3, 2010		Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary